UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 22, 2008

(Date of Earliest Event Reported)

CREDENCE SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22366	94-2878499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 California Circle Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

408-635-4300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Credence Systems Corporation (the “Company”), a provider of test solutions for the worldwide consumer semiconductor industry, announces partial preliminary unaudited operating results for the fiscal quarter ended August 2, 2008. The Company expects revenues for the three months ended August 2, 2008 to be approximately $62 million dollars. Excluding charges related to ongoing restructurings, gross margins for the quarter are expected to be approximately 42 percent. Bookings for the quarter were approximately $43 million. Lavi Lev, President and Chief Executive Officer of the Company, added: “Following the signing of the definitive merger agreement with LTX Corporation on June 20, 2008, we expected our customers to adopt a ‘wait and see’ attitude on shipments and bookings until they hear a more complete post-merger product road map of the combined companies. As a result, we are not surprised with this revenue and bookings erosion, particularly in light of the general softness in the ATE market and the economy.” Mr. Lev continued, “We expect our customers to begin to rationalize their product ordering decisions once we deploy the combined company’s product road map.”

The information provided pursuant to this Item 2.02 is to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated by reference into those filings of the Company that provide for the incorporation of all reports and documents filed by the Company under the Exchange Act.

Item 8.01. Other Events.

The disclosure set forth in Item 2.02 above is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations regarding its revenues, gross margins and customers rationalizing their product ordering decisions over the next several months. These forward-looking statements involve important factors that could cause our actual results to differ materially from those in the forward-looking statements. Such important factors involve risks and uncertainties including, but not limited to, the final closing of accounting records for the fiscal quarter ended August 2, 2008, difficulty assessing business conditions in the overall market, current and future cyclicality and downturns in the semiconductor industry, product introductions, customer requirements relating to the customization of products, the risk of a loss or reduction of orders from one or more customers among which our business is concentrated, and fluctuation in customer demand. Reference is made to the discussion of risk factors detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and 10-Q. All financial expectations in this Current Report on Form 8-K are based on limited information currently available to the Company, which is subject to change. Although any such financial expectations and the factors influencing them will likely change, we will not necessarily update the information, since we only provide guidance at certain points during the year. Actual events or results could differ materially and no reader of this release should assume later in the quarter that the information provided today is valid as of any future date. Such information speaks only as of the date of this Current Report on Form 8-K.

Important Additional Information will be Filed with the SEC

This communication is being made with respect to the proposed business combination involving LTX Corporation (“LTX”) and the Company. In connection with the proposed transaction, LTX has filed with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of LTX and the Company may file with the SEC other documents regarding the proposed transaction. The Joint Proxy Statement/Prospectus, which has been mailed to stockholders of LTX and the Company, contains important information about LTX, the Company, the transaction and related matters. Investors and security holders are urged to read the Joint Proxy Statement/Prospectus as well as other documents that may be filed with the SEC carefully in their entirety because they contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by LTX and the Company through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus from LTX by contacting Mark Gallenberger at mark_gallenberger@ltx.com, or 781-467-5417 or from the Company by contacting Brenda Ropoulos at brenda_ropoulos@credence.com, or 408-635-4309.

LTX and the Company, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding LTX’s directors and executive officers is contained in LTX’s Annual Report on Form 10-K for the fiscal year ended July 31, 2007, its proxy statement dated November 6, 2007 and its Current Report on Form 8-K filed on June 23, 2008 and July 29, 2008, which are filed with the SEC. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended November 3, 2007, its proxy statement dated March 7, 2008, its Current Reports on Form 8-K filed on April 18, 2008; May 1, 2008; June 10, 2008; June 17, 2008 and June 23, 2008, and its Form 4 filed on April 29, 2008, which are filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Joint Proxy Statement/Prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDENCE SYSTEMS CORPORATION

By:	/s/ Kevin C. Eichler
Kevin C. Eichler
Chief Financial Officer

Date: August 22, 2008